As filed with the Securities and Exchange Commission on March 10, 2017

Registration No. 333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YuMe, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7311	27-0111478
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

 1204 Middlefield Road
Redwood City, CA 94063
(650) 591-9400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2013 Employee Stock Purchase Plan

(Full Title of the Plan)

Paul Porrini, Chief Executive Officer

YuMe, Inc.
1204 Middlefield Road
Redwood City, CA 94063

 (650) 591-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Horace L. Nash, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041 (650) 988-8500	Amy Rothstein, Esq. Senior Vice President, General Counsel and Assistant Secretary YuMe, Inc. 1204 Middlefield Road Redwood City, CA 94063 (650) 591-9400

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	339,468(2)	$3.0409	(3)	$1,032,288.24	$119.64

TOTAL		N/A		$1,032,288.24	$119.64
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)

Represents an automatic increase to the number of shares available for issuance under the 2013 Employee Stock Purchase Plan (the “ESPP”) effective as of January 1, 2017. Shares available for issuance under the ESPP were previously registered on registration statements on Form S-8 filed with the SEC on August 7, 2013 (Registration No. 333-190419), March 27, 2014 (Registration No. 333-194842) February 11, 2015 (Registration No. 333-202031) and March 10, 2016 (Registration No. 333-210088).

(3)

Calculated solely for the purposes of this offering under Rule 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 8, 2017, multiplied by 85%. Pursuant to Registrant’s ESPP, the purchase price of a share is 85% of the fair market value of the Registrant’s Common Stock.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, YuMe, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the SEC to register 339,468 shares of Registrant’s Common Stock under the Registrant's ESPP, pursuant to the provisions of the plan providing for an automatic increase in the number of shares reserved for issuance under such plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the SEC on August 7, 2013 (Registration No. 333-190419), March 27, 2014 (Registration No. 333-194842), February 11, 2015 (Registration No. 333-202031) and March 10, 2016 (Registration No. 333-210088). The additional shares are of the same class as other securities relating to the ESPP for which the Registrant’s registration statements on Form S-8 filed with the SEC on August 7, 2013 (Registration No. 333-190419), March 27, 2014 (Registration No. 333-194842), February 11, 2015 (Registration No. 333-202031) and March 10, 2016 (Registration No. 333-210088) are effective.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 10, 2017, pursuant to Section 13 of the Exchange Act;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on August 2, 2013 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation.	S-1	333-189772	3.3	July 2, 2013

4.2	Amended and Restated Bylaws.	S-1	333-189772	3.4	July 2, 2013

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2013 Employee Stock Purchase Plan and forms of award agreements.	S-1	333-189772	10.4	July 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 10th day of March, 2017.

YUME, INC.

By:	/s/ PAUL PORRINI
Paul Porrini

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul Porrini and Amy Rothstein, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL PORRINI	Chief Executive Officer	March 10, 2017
Paul Porrini	(Principal Executive Officer)

/s/ TONY CARVALHO	Executive Vice President,	March 10, 2017
Tony Carvalho	Finance and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ AYYAPPAN SANKARAN	Executive Vice President,	March 10, 2017
Ayyappan Sankaran	Engineering, Chief Technology Officer
and Director

/s/ MITCHELL HABIB	Director	March 10, 2017
Mitchell Habib

/s/ ADRIEL LARES	Director	March 10, 2017
Adriel Lares

/s/ CHRISTOPHER PAISLEY	Director	March 10, 2017
Christopher Paisley

/s/ DANIEL SPRINGER	Director	March 10, 2017
Daniel Springer

/s/ ELIAS NADER	Director	March 10, 2017
Elias Nader

/s/ ERIC SINGER	Chairman, Director	March 10, 2017
Eric Singer

/s/ JAYANT KADAMBI	Director	March 10, 2017
Jayant Kadambi

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation.	S-1	333-189772	3.3	July 2, 2013

4.2	Amended and Restated Bylaws.	S-1	333-189772	3.4	July 2, 2013

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2013 Employee Stock Purchase Plan and forms of award agreements.	S-1	333-189772	10.4	July 25, 2013